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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AMERIVEST PROPERTIES INC.
(Name of Registrant as Specified In Its Charter)
Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERIVEST PROPERTIES INC.
1780 South Bellaire Street, Suite 100
Denver, Colorado 80222
(303) 297-1800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 2, 2004

        The 2004 annual meeting of stockholders of AmeriVest Properties Inc. will be held on June 2, 2004 at 10:00 a.m. (Denver time) at the Centerra Building Conference Center, 1873 S. Bellaire St., Suite 570, Denver, Colorado 80222, for the following purposes:

  1.
  To elect members of the Board of Directors, whose terms are described in the proxy statement;

  2.
  To amend our Amended and Restated Articles of Incorporation to eliminate the classification of the Board of Directors; and

  3.
  To transact any other business that properly may come before the meeting and any adjournment or postponement thereof.

        Only the stockholders of record as shown on our transfer books at the close of business on April 5, 2004 are entitled to notice of, and to vote at, the stockholders meeting and any adjournment or postponement of the meeting.

        Your vote is important. Regardless of whether you expect to attend the meeting in person, please vote by completing, dating, signing and returning promptly the enclosed proxy card in the accompanying envelope (which requires no postage if mailed in the United States) in accordance with the instructions on the proxy card. You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the stockholders meeting, that the proxy be returned.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.

By the Board of Directors
KATHRYN L. HALE Secretary

Denver, Colorado
April     , 2004

PROXY STATEMENT

AMERIVEST PROPERTIES INC.
1780 South Bellaire Street, Suite 100
Denver, Colorado 80222
(303) 297-1800

ANNUAL MEETING OF STOCKHOLDERS
to be held
June 2, 2004

        This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of AmeriVest Properties Inc., a Maryland corporation, to be voted at the 2004 annual meeting of stockholders of AmeriVest to be held at 10:00 a.m. (Denver time) on June 2, 2004 at the Centerra Building Conference Center, 1873 S. Bellaire St., Suite 570, Denver, Colorado 80222, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about April     , 2004.

        The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the proposals described in this proxy statement. Shares of common stock in the name of brokers that are not voted are treated as not present at the Annual Meeting. Votes at the annual meeting of stockholders are counted by Inspectors of Election appointed by the chairman of the meeting.

        A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the annual meeting, that the proxy be returned.

        Only holders of common stock of record as of the close of business on April 5, 2004 will be entitled to vote at the meeting. As of the close of business on April 5, 2004, there were outstanding 23,859,639 shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

        The solicitation of proxies is to be made principally by mail. Following the original solicitation, however, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but without compensation for such solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material will be paid by us. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

        Unless the context indicates otherwise, the terms "us," "we," or "AmeriVest" shall be used in the proxy statement to include AmeriVest Properties Inc. and all its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Articles of Incorporation provide that our Board of Directors is divided into three classes, designated Class 1, Class 2 and Class 3. Directors from each class are elected once every three years for a three-year term. Patrice Derrington, John A. Labate, and Harry P. Gelles currently serve as the Class 1 directors, James F. Etter, Charles K. Knight, and Jerry J. Tepper serve as the Class 2 directors, and William T. Atkins, Alexander S. Hewitt, and Robert W. Holman, Jr. serve as the Class 3 directors. Mr. Hewitt was appointed by the Board in March 2004 to fill a vacancy created when the Board expanded the number of directors from eight to nine in December 2003.

        The terms of our Class 2 directors, Messrs. Etter, Knight, and Tepper, expire at the annual meeting. In addition, the term of Mr. Hewitt will expire because under Maryland law and our Amended and Restated Articles of Incorporation, the holder of any newly created directorship resulting from an increase to the number of directors holds office until the next succeeding annual meeting of the stockholders and until his or her successor is elected and qualified.

        The Board of Directors, upon the recommendation of the Nominating Committee, has recommended Messrs. Knight and Tepper for re-election to the Board of Directors as Class 2 directors and Mr. Hewitt for election to the Board as a Class 2 director. The Board of Directors recommends that each of Messrs. Knight and Tepper be re-elected and Mr. Hewitt be elected to the Board of Directors to serve as the Class 2 directors, to hold office until the 2007 annual meeting of stockholders and until their successors are elected and have qualified.

        Each of Messrs. Hewitt, Knight, and Tepper has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of Messrs. Hewitt, Knight, and Tepper will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors may recommend.

        If Proposal No. 2 concerning the declassification of our Board of Directors is approved by stockholders, the term of all of our directors will expire at our 2005 annual meeting of stockholders.

        The principal occupation and certain other information are set forth regarding the nominees and the other directors whose terms of office will continue after the annual meeting can be found below. Information about the share ownership of the nominees and other directors can be found on page 23.

        Vote Required and Recommendation of Board of Directors.    Assuming the presence of a quorum, the affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder's name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Messrs. Hewitt, Knight, and Tepper as nominees for election as Class 2 directors. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. A nominee holding shares in street name may vote for the proposal without voting instructions from the beneficial owner.

        Your Board of Directors recommends a vote "FOR" the proposal to elect each of Messrs. Hewitt, Knight, and Tepper to the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

Directors And Executive Officers

        Set forth in the following table are the names of our directors and executive officers, their respective positions and ages, and the year in which each director was initially elected as a director of AmeriVest. Each director, with the exception of Mr. Hewitt, has been elected for a three-year term until the corresponding annual meeting of stockholders and thereafter until his successor is elected and has qualified. Approximately one-third of the director positions are elected at each annual meeting of stockholders. The terms of the directors who are not nominated for election at this year's annual meeting of stockholders will expire at the annual meeting of stockholders in the following years: Messrs. Atkins and Holman, the Class 3 directors, in 2005; and Ms. Derrington and Messrs. Gelles and Labate, the Class 1 directors, in 2006. If Proposal No. 2 concerning the declassification of our Board is approved by stockholders, the term of all of our directors will expire at our 2005 annual meeting of stockholders.

        Additional information concerning each of these directors and executive officers is shown below.

Name	Age	Positions with AmeriVest	Initial Date as Director
Executive Officers and Directors
William T. Atkins(4)	54	Chief Executive Officer, Director and Chairman of the Board	1999
Charles K. Knight(4)	46	President, Chief Operating Officer and Director	1999
Kathryn L. Hale	54	Chief Financial Officer and Secretary	—
John B. Greenman	49	Vice President and Chief Investment Officer	—
Other Directors
Patrice Derrington(3)(4)	48	Director	2003
James F. Etter(2)	61	Director	1995
Harry P. Gelles(1)(3)	70	Director	2000
Alexander S. Hewitt	46	Director and Vice Chairman	2004
Robert W. Holman, Jr.(2)(3)(4)	60	Director and Outside Lead Director	2001
John A. Labate(1)(3)	55	Director	1995
Jerry J. Tepper(1)(2)(3)(4)	66	Director	2000

(1)
Member of the Audit Committee of the Board.

(2)
Member of the Compensation Committee of the Board.

(3)
Member of the Nominating Committee of the Board.

(4)
Member of the Acquisition Committee of the Board.

        William T. Atkins has served as a director of AmeriVest since August 1999, as our Chief Executive Officer since December 1999, and as Chairman of the Board since December 2000. Mr. Atkins became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors, LLC. He has also served as Chairman and a managing member of Sheridan Realty Advisors, LLC since December 1999. Since 1990, he has served as President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder. Since 1996, Mr. Atkins has also served as general partner of Atkins Ltd. Partnership, an investment company. Since 1996, Mr. Atkins has served as a director of Rock River Trust Company, which is involved in trust administration, and from 1996 through 1998, he served as President of Rock River Trust Company. Prior to forming Sheridan Realty Corp., Mr. Atkins was the President and co-owner of E.K. Williams, an international consulting firm specializing in the franchise industry. Earlier, he was the founder and a senior executive of Watkins Pacific Corporation, a private conglomerate based in Honolulu with multinational operations. Mr. Atkins also developed and managed various real estate developments in Hawaii as a partner in Atkins & Ash. Mr. Atkins earned a Bachelor of Arts degree in economics from Stanford University in 1971.

        Charles K. Knight has served as a director of AmeriVest since August 1999, as our President and Chief Operating Officer since October 2000 and as a Vice President and our corporate Secretary from December 1999 to October 2000. Mr. Knight became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors. He also served as President and a managing member of Sheridan Realty Advisors from December 1999 through December 2002. Since 1998, Mr. Knight has served as Vice President and a member of Sheridan Development, LLC. Since 1996, Mr. Knight has been the owner and served as the President of Abaco Investment Group, a real estate investment company. Earlier, Mr. Knight was a Vice President of Public Storage Inc., a publicly-traded REIT, and Vice President and General Counsel of Cardis Corporation, a publicly-traded automotive parts distributor, and he worked for several years as a corporate securities attorney with firms in New York and Los Angeles. Mr. Knight received his Bachelor of Arts degree from the University of California at Santa Barbara in 1977, and his Juris Doctor and Masters of Business Administration degrees from the University of California at Los Angeles in 1982. Mr. Knight maintains an inactive law license in the States of Colorado, New York and California.

        Kathryn L. Hale has served as our Chief Financial Officer and corporate Secretary of AmeriVest since December 2003. From June 2001 to December 2003, Ms. Hale served as a Financial Consultant with Kern Consulting, LLC and with Resources Connection, each a financial consulting firm. From February 2001 to June 2001, she served as the Chief Financial Officer and Senior Vice President of On Command Corporation, an in-hotel entertainment provider, and from August 2000 to February 2001, as Vice President of Finance. From June 1999 to August 2000, Ms. Hale served as a Financial Consultant for Resources Connection; her clientele included On Command Corporation. From 1997 to December 1999, Ms. Hale served as Chief Financial Officer of InterComm Holdings, LLC, an international cable holding company; from 1986 to 1997, she serves as VP/Controller for Rifkin & Associates, an affiliate of InterComm Holdings. Ms. Hale graduated from the University of Colorado at Denver with a B.S. in Accounting in 1977 and received her CPA certificate in the state of Colorado, currently on inactive status, in 1979.

        John B. Greenman has served as our Vice President and Chief Investment Officer since January 2000. Mr. Greenman became our employee on November 1, 2002 following the termination of our Advisory Agreement with Sheridan Realty Advisors. From December 1999 through December 2002, he has also served as Senior Vice President and a member of Sheridan Realty Advisors. Since 1994, he has served as Vice President of Sheridan Realty Corp. and as a senior officer of other Sheridan Group companies. Prior to joining The Sheridan Group, Mr. Greenman was a Senior Director in the Real Estate Capital Markets Group at Continental Bank in Chicago. He first joined Continental in 1979 and held several corporate banking positions, including an assignment to the bank's London branch. Mr. Greenman also worked at First Interstate Bank. He graduated from Amherst College in 1976 and in 1979 received his Masters of Arts degree from the School of Advanced International Studies at Johns Hopkins University. Mr. Greenman is a member of the Urban Land Institute.

Other Directors

        Patrice Derrington has served as a director of AmeriVest since 2003. Since 1996, Ms. Derrington has served as Managing Director of Victory Capital Management and was the founder and manager of the Victory Real Estate Investment Fund, a mutual fund that owns real estate securities. From March through December 2002 she also served as Vice President of the Lower Manhattan Development Corp., responsible for financial structuring for the revitalization of Lower Manhattan and projects related to redevelopment of the World Trade Center site. From 1991 through 1996, Ms. Derrington was a Vice President with Chemical Bank (JP Morgan), working in the area of real estate finance. Previously Ms. Derrington was an assistant professor in real estate with M.I.T. and Carnegie-Mellon University. Ms. Derrington graduated from the University of Queensland in Brisbane, Australia with a degree in Architecture, earned a Ph.D. in Architecture and Civic Engineering from the University of California at Berkeley, California and a Master of Business Administration degree from Harvard University.

        James F. Etter has served as a director of AmeriVest since 1995. Since October 2003, Mr. Etter has been a plan administrator under the auspices of the federal bankruptcy court for bankrupt companies such as HomeGold Financial, Inc., and has been serving as a financial expert for both civil and criminal litigation against officers and directors, as well as the operations administrator in liquidating the assets of bankrupt companies. From January 2001 to October 2003, he was a partner with Tatum Partners, LLP, a national professional services firm that provides chief financial officer and chief investment officer services to many companies throughout the country. Mr. Etter served as our President from May 1995 until October 2000, as our Chief Financial Officer from July 1996 until December 1999 and as our Chief Executive Officer from January 1997 until December 1999. From 1994 until May 1995, Mr. Etter acted as a consultant with respect to real estate acquisitions not related to AmeriVest. Mr. Etter received his Masters of Business Administration and his Bachelor of Business Administration degrees from the University of Cincinnati. He is a member of the Financial Executives Institute and the National Investor Relations Institute.

        Harry P. Gelles has served as a director of AmeriVest since June 2000. Mr. Gelles has been a private investor since 1985. During 1998, Mr. Gelles briefly served as a Managing Director of Cruttenden Roth, Inc., an investment banking firm. Mr. Gelles has fifteen years experience in investment banking, serving as a senior executive with Goldman Sachs & Company, White Weld & Co. and Dean Witter. Mr. Gelles also has extensive experience in real estate with Del Webb Corporation for eight years and as a private investor in several real estate development projects in Colorado Springs, Phoenix and Sacramento. Mr. Gelles serves on the Board of Directors of Chelsea Management Company, a public investment management company, Scent Air Technologies, Inc. and on numerous private and charitable boards. Mr. Gelles received his Bachelor of Arts and Masters of Business Administration degrees from Harvard University.

        Alexander S. Hewitt has served as a director of AmeriVest and as our Vice Chairman since March 2004. Mr. Hewitt also served as Vice President of AmeriVest from January 2000 to December 2003 and as corporate Secretary from October 2000 to December 2003. Mr. Hewitt became our employee on November 1, 2002 following the termination of our Advisory Agreement with Sheridan Realty Advisors. Mr. Hewitt has also served as Vice Chairman of Sheridan Realty Advisors since December 1999. Since 1990, Mr. Hewitt has also served as Vice President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder and has held senior positions with other Sheridan Group companies. Since 1996, Mr. Hewitt has served as a director of Rock River Trust Company, which is involved in trust administration. Prior to founding Sheridan Realty Corp. with Mr. Atkins, Mr. Hewitt was Managing Director of his family's investment banking group. Earlier, he served as Assistant Treasurer in the international department of Chase Manhattan Bank, and was Managing Director of Archives Inc., a computer manufacturing and marketing firm in Davenport, Iowa. Mr. Hewitt earned a Bachelor of Arts degree in economics and a Bachelor of Science degree in Physics from Knox College in Galesburg, Illinois in 1982.

        Robert W. Holman, Jr. has served as a director of AmeriVest since March 2001. Mr. Holman is also a director of I-Star Financial, a publicly-traded finance company. He is the co-founder of TriNet Corporate Realty Trust and served ten years as Chief Executive Officer and Chairman of the Board of TriNet and its predecessor, Holman/Shidler Capital, Inc., until the 1999 merger of TriNet and Starwood Financial. Starwood Financial changed its name to I-Star Financial in April 2000. Mr. Holman graduated from the University of California at Berkeley with a degree in economics, earned a Masters degree in economics from Lancaster University, England, where he was a British Council Fellow, and is a former Harvard University Loeb Fellow. He has served as a board member, director or senior executive for a number of companies in the U.S., Britain and Mexico in the building materials, construction, finance, Internet commerce, real estate and travel industries.

        John A. Labate has served as a director of AmeriVest since May 1995. Mr. Labate is the Vice President and Chief Financial Officer of Constellation Copper Corporation, a copper exploration and development company. From September 1999 to March 2004, Mr. Labate was the Vice President and Chief Financial Officer of Applied OpSec, Inc., a provider of anti-counterfeiting technologies. From 1997 to August 1999, Mr. Labate was Vice President and Chief Financial Officer of GeoBiotics, Inc., a Denver based mineral technology company. Prior to 1997, Mr. Labate served as the Chief Financial

Officer, Secretary, and Treasurer of Crown Resources Corporation, a publicly traded, Denver, Colorado based international gold mining and exploration company. Mr. Labate received his Bachelor of Science degree in accounting from San Diego State University.

        Jerry J. Tepper has served as a director of AmeriVest since December 2000. Mr. Tepper has been President of Tepco, Inc., a privately-held real estate investment company, since 1997, President of CF Group Ltd., a privately-held investment company in the retail food business, since 1964, and President of Schoenberg Farms, Inc., a dairy product company, since 1987. Prior to forming Tepco, Mr. Tepper was also a director of Citizens Bank in Westminster, Colorado, when it was purchased by Vectra Bank in 1999. From 1975 through 1980, Mr. Tepper was a director of Regal Petroleum, and from 1979 to 1983, he was a member of the United States Chamber of Commerce Food and Agriculture Committee.

PROPOSAL NO. 2—DIRECTORS' PROPOSAL TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS

        Article Eleventh, Section 2 of our Amended and Restated Articles of Incorporation provides that the Board of Directors be divided into three classes, as nearly equal in number as possible, with members of each class serving three-year terms. This system for electing directors was adopted in 1999, when we adopted our initial Articles of Incorporation as a Maryland corporation. To implement an annual election of directors, our Amended and Restated Articles of Incorporation must be amended. This amendment requires approval by the affirmative vote of at least 66 2/3% of the outstanding shares of our common stock as of the record date.

        The Board of Directors has unanimously adopted resolutions, subject to stockholder approval, approving and declaring the advisability of an amendment to Article Eleventh, Section 2 of our Amended and Restated Articles of Incorporation to declassify the Board of Directors. The proposal would allow for the annual election of all directors in the manner described below. Our Amended and Restated Articles of Incorporation allow us to fix the number of directors and alter the number from time to time as provided in our by-laws (By-Laws), but the number of directors cannot exceed nine. The current number is nine directors. The proposal would not change the present number of directors and the directors will retain the authority to change that number and to fill any vacancies or newly created directorships.

        Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms are less subject to outside influence. Proponents of a staggered system for the election of directors also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the company. This continuity and long-term focus is particularly important to organizations, such as ours, where investments are long-term and technology is complex. Proponents further assert that classified boards may enhance stockholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election.

        On the other hand, some investors view classified boards as having the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockowners to evaluate and elect all directors on an annual basis. The election of directors is a primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a staggered structure for the election of directors may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees and therefore may erode stockholder value.

        We have not received any stockholder proposals to declassify the Board of Directors. This proposal is being presented for the first time to our stockholders. The Nominating and Governance Committee and the full Board of Directors has considered carefully the advantages and disadvantages of maintaining a classified board structure, and the Board of Directors, upon the recommendation of the Nominating and Governance Committee, has decided that it is an appropriate time to propose declassifying the Board. The Board is committed to principles of corporate democracy and this determination by the Board is in furtherance of its goal of ensuring that the company's corporate governance policies maximize management accountability to stockholders and would, if adopted, allow stockholders the opportunity each year to register their views on the performance of the Board of Directors.

        The Board of Directors has unanimously approved the proposed amendment declassifying our Board of Directors. If approved by the requisite vote of stockholders as set forth below, our Amended and Restated Articles of Incorporation will be amended to allow for the annual election of all directors.

        If the proposed amendment is approved by our stockholders, the terms for all of our directors will end at our 2005 annual meeting. Beginning with the 2005 annual meeting, all directors would be elected for one-year terms at each annual meeting.

        The proposed amendment to our Amended and Restated Articles of Incorporation is set forth in Exhibit B, and we have shown the proposed deletions to the relevant section of Article Eleventh resulting from the amendment. If approved, this proposal will become effective upon the filing of Articles of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Maryland, which the Company would do promptly after the annual meeting.

        Vote Required and Recommendation of Board of Directors. Assuming the presence of a quorum, the affirmative vote of at least 66 2/3% of all outstanding shares of our common stock entitled to vote will be required for approval of this proposal. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a negative vote on this proposal. Therefore, it is important that you vote your shares either at the meeting or by proxy. A nominee holding shares in street name may vote for the proposal without voting instructions from the owner.

        Your Board of Directors recommends a vote "FOR" the proposal to amend the Amended and Restated Articles of Incorporation of AmeriVest to declassify the Board of Directors.

CORPORATE GOVERNANCE

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, and are sound and represent best practices. We continually review these governance practices, Maryland law (the state in which we are incorporated), rules and listing standards of the American Stock Exchange, SEC regulations, as well as best practices suggested by recognized governance authorities.

        Currently, our Board of Directors has nine members. The Board of Directors has determined that six of those nine directors, namely Ms. Derrington, and Messrs. Etter, Gelles, Holman, Labate, and Tepper, satisfy the American Stock Exchange standard for director independence as determined by the American Stock Exchange Company Guide and applicable laws and regulations. The Board of Directors held five meetings in 2003. During 2003, none of the directors attended fewer than 75% of the total meetings of the Board of Directors and any committee of the Board of Directors on which any such director served during the year.

Committees of the Board of Directors

        The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Acquisition Committee.

  Audit Committee

        The Audit Committee was formed in 1995 and is responsible for:

  •
  reviewing, evaluating, and discussing the financial statements and other financial information prepared on our behalf;

  •
  selecting, retaining, and monitoring the independence and performance of the our outside auditors, including overseeing the audits of our financial statements and approving any non-audit services;

  •
  assisting the Board in fulfilling its oversight responsibilities, primarily though overseeing management's conduct of our accounting and financial reporting process and systems of internal accounting and financial controls;

  •
  providing an avenue of communication among the outside auditors, management, and the Board;

  •
  serving as our Qualified Legal Compliance Committee;

  •
  preparing an annual report of the Audit Committee for inclusion in our proxy statement; and

  •
  performing such other functions as the Board may from time to time assign to the Audit Committee.

        The members of the Audit Committee have been appointed by the Board of Directors. The Committee is comprised of three directors who each meet the independence and experience requirements of the American Stock Exchange. The Audit Committee operates under a written charter adopted by the Board, which was reviewed and revised in March 2004, and which is attached to this proxy statement as Exhibit A. The revised charter can also be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

        The Audit Committee currently consists of Messrs. Gelles, Labate, and Tepper, with Mr. Labate serving as the chair of the committee. The Compensation Committee held four meetings in 2003 and has met once in 2004.

        The Board of Directors has determined that all members of the Audit Committee are "independent" within the meaning of the American Stock Exchange's listing standards and the Securities and Exchange Commission rules governing audit committees. In addition, the Board of Directors has determined that Mr. Labate meets the SEC criteria of an "audit committee financial expert" as defined under the applicable SEC rules.

  Audit Committee Report

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other AmeriVest filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent AmeriVest specifically incorporates this Audit Committee Report by reference therein.

        The Audit Committee oversees AmeriVest's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with KPMG LLP, AmeriVest's independent accountants and auditors, the audited financial statements in AmeriVest's Annual Report on Form 10-KSB for the year ended December 31, 2003.

        The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. This included (i) the independent auditors' judgments as to the quality, not just the acceptability, of AmeriVest's accounting principles as applied in its financial reporting, (ii) methods used to account for significant unusual transactions, (iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and disclosures in the financial statements.

        The Audit Committee also received from its independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with the independent auditors their independence relative to AmeriVest.

        The Audit Committee discussed with AmeriVest's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of AmeriVest's internal controls, and the overall quality of AmeriVest's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the SEC.

        Respectfully submitted,

  John A. Labate, Chair
  Harry P. Gelles
  Jerry J. Tepper

  Compensation Committee

        The Compensation Committee was formed in 2001 and is responsible for:

  •
  determining and approving the chief executive officer's compensation;

  •
  reviewing and making recommendations to the Board with respect to compensation of all other key senior executives and elected corporate officers at appropriate time periods;

  •
  reviewing, and if appropriate, approving employment agreements, severance arrangements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits for each of our executive officers;

  •
  working with our chief executive officer to plan for chief executive officer succession;

  •
  exercising the powers and authorities vested in the administrator or similar delegate of the Board provided by our stock option, restricted stock, incentive, and other compensation plans;

  •
  to the extent applicable, preparing an annual report on executive compensation for inclusion in our proxy statement; and

  •
  performing such other functions as the Board may from time to time assign to the Compensation Committee.

        The Compensation Committee currently consists of Messrs. Etter, Holman, and Tepper, with Mr. Holman serving as the chair of the committee. The Compensation Committee held two meetings in 2003 and has met once in 2004.

        The Board of Directors has determined that all members of the Compensation Committee are "independent" within the meaning of the American Stock Exchange's listing standards.

        The Board of Directors adopted a written charter for the Compensation Committee in 2001, and revised the written charter in March 2004. The revised charter can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

  Compensation Committee Report

        The Compensation Committee is committed to a compensation philosophy that places compensation at a competitive level, with significant emphasis on rewarding our executive employees on the basis of our success in attaining corporate financial and performance objectives. Our compensation is designed to:

  •
  attract, reward and retain highly qualified employees;

  •
  align shareholder and employee interests;

  •
  reward long-term career contributions to AmeriVest;

  •
  emphasize the variable portion of total compensation as an individual's level of responsibility increases;

  •
  provide competitive compensation opportunities, but taking into account our current small market capitalization, emphasize lower current cash compensation with incentive compensation that allows higher compensation at average and outstanding performance levels; and

  •
  encourage teamwork.

        During 2002, the Compensation Committee conducted a full review of our executive compensation programs. This review included a comprehensive report from independent compensation consultants assessing the effectiveness of our compensation programs and relative competitiveness versus identified comparable companies of similar size and business characteristics as AmeriVest. Data from the National Association of Industrial and Office Properties (NAIOP) compensation survey was also used by the compensation consultants in their recommendations to the Committee. Key findings from this review were discussed extensively with senior management and the Compensation Committee. The key elements of the compensation philosophy and practices include:

        Base salaries for senior executives are based on an overall assessment of the executive's responsibilities and contribution to the company. For 2003 and 2004, base salaries were generally based on the 25th percentile of total annual compensation as reflected in the 2002-2003 NAIOP Compensation Survey, with a $10,000 annual increase to reflect base salary marketplace movement in 2004. Base salaries are reviewed annually.

        Our senior executives are eligible for annual and, in certain cases, multi-year incentive awards based on a number of factors, including the company's overall performance, the department's performance and the individual's performance during the prior year. Annual performance goals for all executives other than the CEO and COO are set by the COO at the beginning of the calendar year. Performance goals for the CEO and COO are set by the Compensation Committee. The CEO and COO are entitled to a one-year performance bonus and a three-year performance bonus tied to the total return performance of AmeriVest as compared to the office REIT peer group as reported by NAREIT for 2003, 2004 and 2005.

        Long-term compensation is designed to foster ownership of common shares by our management, promote a close alignment of interests between our management and our shareholders, motivate our management to achieve long-term growth and success of our company and enhance shareholder value.

In addition to non-qualified and qualified options, which have been granted to selected employees up to and including the director level, restricted stock awards were utilized in 2003 as part of the compensation plan for senior executives. In some cases these awards vest over a period up to five years.

        Respectfully submitted,

  Robert W. Holman, Chair
  James F. Etter
  Jerry J. Tepper

  Nominating and Governance Committee

        The Nominating Committee was formed in 2002, and renamed the Nominating and Governance Committee in March 2004. The Nominating and Governance Committee is responsible for:

  •
  identifying and evaluating director candidates and recommending to the Board proposed nominees for Board membership;

  •
  recommending to the Board proposed directors to serve on each Board committee;

  •
  leading the Board in its annual review of the Board's performance;

  •
  developing and recommending to the Board a set of corporate governance guidelines;

  •
  considering issues involving possible conflicts of interest of directors;

  •
  recommending and reviewing all matters pertaining to fees and retainers paid to directors for Board and committee service and for serving as chair of a Board committee; and

  •
  performing such other functions as the Board may from time to time assign to the Nominating and Governance Committee.

        The Nominating and Governance Committee currently consists of Ms. Derrington and Messrs. Gelles, Holman, Labate, and Tepper, with Mr. Tepper serving as the chair of the committee. The Nominating and Governance Committee held one meeting in 2003 and has met once in 2004 to nominate the directors to stand for election this year and to consider declassification of the Board of Directors.

        The Board of Directors has determined that all members of the Nominating and Governance Committee are "independent" within the meaning of the American Stock Exchange's listing standards.

        The Board of Directors adopted a written charter for the Nominating and Governance Committee in March 2004. The revised charter can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

  Acquisition Committee

        The Acquisition Committee is responsible for approving our real estate acquisitions that have been previously disclosed to the Board of Directors and the debt financing for such acquisitions, and changes to the terms of such acquisitions and financings.

        The Acquisition Committee currently consists of Ms. Derrington and Messrs. Atkins, Holman, Knight, and Tepper, with Mr. Atkins serving as the chair of the committee. The Acquisition Committee held two meetings in 2003 and has met once in 2004.

Nomination of Directors

        The written charter of our Nominating and Governance Committee outlines the procedures governing nomination of directors. Specifically, except to the extent we are legally required by contract or otherwise to provide third parties with the ability to nominate directors (for example, through preferred stock rights to elect directors upon a dividend default, shareholder agreements, and management agreements), the Nominating and Governance Committee will seek individuals qualified to become board members for recommendation to the Board, including evaluating persons suggested by stockholders.

        Directors may be nominated by the Board of Directors or by stockholders in accordance with our By-laws, which provide that nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. To be considered, nominations by stockholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of AmeriVest not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If less than 60 days notice of the annual meeting is given to stockholders, as is the case for the 2004 annual meeting of stockholders, written notice of nominations of directors by stockholders must be delivered or mailed, in the manner described above, to the Secretary of AmeriVest no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must set forth the following:

  •
  the name, age, business address and, if known, residence address of each nominee proposed in the notice;

  •
  the principal occupation or employment of each such nominee for the five years preceding the date of the notice;

  •
  the number of shares of stock of AmeriVest that are beneficially owned by each nominee;

  •
  any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of AmeriVest;

  •
  any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under that act;

  •
  any other information the shareholder believes is relevant concerning the proposed nominee;

  •
  a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

  •
  whether the proposed nominee is going to be nominated at the annual meeting of shareholders or is only being provided for consideration by the Nominating and Governance Committee;

  •
  the name and record address of the shareholder who is submitting the notice;

  •
  the class or series and number of voting shares of the Company which are owned of record or beneficially by the shareholder who is submitting the notice;

  •
  a description of all arrangements or understanding between the shareholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the shareholder who is submitting the notice;

  •
  if the shareholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of shareholders, a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice; and

  •
  any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated under that act.

        The Nominating and Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual director candidates, the Nominating and Governance Committee will take into account many factors, including but not limited to: general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today's business environment; understanding of the Company's business on a technical level; educational and professional background; integrity and commitment to devote the time and attention necessary to fulfill his or her duties to the Company; and diversity of race, ethnicity, gender and age.

        The Nominating and Governance Committee will also evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Governance Committee believes that, except during periods of temporary vacancies, a majority of its directors must be independent. In determining the independence of a director, the Board will apply the definition of "independent director" in the American Stock Exchange Company Guide and applicable laws and regulations.

        In determining whether to recommend a director for re-election, the Nominating and Governance Committee will consider the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        The Nominating and Governance Committee does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company's history, policies and objectives. The Nominating and Governance Committee believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination process.

        The Nominating and Governance Committee does not believe that Board members should be prohibited from serving on boards and/or committees of other organizations, and has not adopted any guidelines limiting such activities. However, the Nominating and Governance Committee will take into account the nature of and time involved in a director's service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. Service on boards and/or committees of other organizations should be consistent with the Company's conflict of interest policies.

        The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify or evaluate director candidates and has the sole authority to approve the search firm's fees and other retention terms. No such firms were engaged as part of the nomination process for the directors recommended to the stockholders in connection with the 2004 annual meeting.

        The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

        The written charter of the Nominating and Governance Committee can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

Compensation of Outside Directors

        In 2003, we compensated our outside directors at a rate of $1,500 per quarter plus 600 shares of restricted stock per half-year. We also reimburse our directors for expenses incurred in attending meetings and for other expenses incurred on our behalf. In addition, during 2003 and currently, each director who is not our employee automatically receives non-qualified, non-discretionary options to purchase shares of common stock under the Company's stock option plans. See "Executive Compensation—Stock Option Plans" below. Also, during 2003 and currently, in connection with committee service, each member of the Audit Committee receives an additional $1,000 per year and 200 shares of restricted stock, payable semi-annually. Similarly, each outside director who is a member of the Compensation, Nomination and Governance, or Acquisition Committee receives an additional $500 per year per committee and 100 shares of restricted stock per year per committee, payable semi-annually. In addition, Mr. Hewitt has entered into a consulting agreement with us under which he provides us with certain consulting and advisory services in the areas of product development, property design and quality control, as well as maintaining relationships for us with various third parties. See "Transactions Between AmeriVest and Related Parties—Consulting Agreement with Mr. Hewitt."

Code of Ethics

        We have adopted a Code of Ethics for our directors, officers, and employees. This Code of Ethics is intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, the prompt internal reporting of violations of the code, as well as other matters. A copy of the Code of Ethics is posted on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

Lead Outside Director

        Mr. Robert W. Holman, Jr. serves as our Lead Outside Director. In this capacity, Mr. Holman is expected to: chair meetings of the independent directors; facilitate communications between the independent directors and management as well as among committees of the Board; work with the Chairman and the Board to develop effective meeting agendas and help prioritize discussions regarding business, strategic and competitive issues; develop and manage (with oversight from the Board's Nominating and Governance Committee) a process for annual evaluation of the effectiveness of directors and the Board; and serve as informal advisor to the Chairman, Chief Executive Officer and Chief Operating Officer on matters pertaining to corporate governance and Board practices. The Board of Directors has determined that Mr. Holman meets the American Stock Exchange standard for independence. The independent directors will, on an annual basis, select the Lead Outside Director from among the independent directors Stockholders and other parties interested in communicating with the Lead Outside Director may do so in the manner set forth under "Stockholder Communications with the Board of Directors" below.

Executive Sessions

        Our Corporate Governance Guidelines, adopted in March 2004, state that the non-management directors will meet regularly in executive session, i.e., with no management directors or management present, at least two times each fiscal year, generally in conjunction with regular Board meetings. If the non-management directors include a director who is not independent, the independent directors will meet at least once without the presence of such non-independent director. Executive sessions of the non-management directors and independent directors are be called and chaired by the Chair of the Nominating and Governance Committee. These executive session discussions include such topics as the non-management and independent directors determine. The independent directors have met once in executive session in 2004.

        The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

Stockholder Communications with the Board of Directors

        Our Corporate Governance Guidelines, adopted in March 2004, establish a process for stockholders to communicate with the Board of Directors, including any of the non-management directors. All communications should be directed to the Company's Secretary at: Secretary, AmeriVest Properties Inc., 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222 and should prominently indicate on the outside of the envelope that it is intended for the Board, for the Lead Outside Director, or for non-management directors. Each communication intended for the Board and received by the Secretary that is a communication made by the shareholder in its capacity as a stockholder of the Company (as opposed to in its capacity as a party involved in a commercial relationship with the Company) will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will not be opened, but rather will be forwarded unopened to the intended recipient.

        The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

Attendance at Annual Meeting of Stockholders

        Under our Corporate Governance Guidelines, adopted in March 2004, we encourage each member of the Board to attend each annual meeting of stockholders. Three of our directors attended our 2003 annual meeting of stockholders.

        The Corporate Governance Guidelines can be viewed on our website at www.amvproperties.com, under the "Investor Relations—Corporate Governance Overview" portion of the site.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10 percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. We believe that during the year ended December 31, 2003, our officers, directors and holders of more than 10 percent of our common stock complied with all Section 16(a) filing requirements, except Mr. Atkins filed two late reports, one on Form 4 and one on Form 5, with respect to two transactions, and Messrs. Etter, Gelles, Holman, Labate, Knight, and Tepper each filed one late report on Form 4 with respect to one transaction. In making these statements, we have relied upon the written representations of our directors and officers and our review of the monthly statements of changes filed with us by our officers and directors.

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of KPMG LLP serves as our independent public accountants. The Audit Committee, in its discretion, may direct the appointment of different public accountants at any time during the year if the Audit Committee believes that a change would be in the best interests of our stockholders.

        A representative of KPMG LLP is expected to be at the annual meeting and will have the opportunity to make a statement if he or she desires to do so, and will be expected to respond to appropriate questions.

Fees and Services

        The table below sets forth the aggregate fees paid by us for audit, audit-related, tax and other services provided by KPMG LLP to us during each of the last two fiscal years. Certain amounts for 2002 have been reclassified to conform to the new 2003 presentation.

	2003	2002
Audit fees	$198,341	$137,173
Audit-related fees	—	—
Tax fees	82,500	48,500
All other fees	—	—

Total	$280,841	$185,673

        Audit services included the audit of the our annual financial statements, review of financial statements included in the our quarterly reports on Form 10-QSB, review of Securities and Exchange Commission filings, consents, registration statements, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans and other services not directly impacting the audit of the annual financial statements and related services. KPMG LLP performed no such services during 2003 or 2002.

        Tax services consisted of the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns.

        All other services include fees billed for services not considered audit or tax services. KPMG LLP performed no such services during 2003 or 2002.

Pre-Approval Policies and Procedures

        In accordance with the SEC's new auditor independence rules, the Audit Committee has established policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor. A copy of the policy and procedures is attached to this proxy statement as Exhibit C.

        None of the services described above under "Fees and Services" were approved by the Audit Committee after the fact in reliance upon the de minimis exception to the SEC's rules requiring pre-approval of such services.

Dismissal of Former Independent Accountant

        On August 8, 2002, we dismissed Arthur Andersen LLP as our principal accountant. On August 8, 2002, we engaged KPMG LLP as the principal accountant to audit our financial statements. The Board of Directors has recommended and approved these actions.

        The accountant's reports of Arthur Andersen LLP on our consolidated financial statements as of and for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between management and Arthur Andersen LLP during our two most recent fiscal years or during any subsequent period preceding Arthur Andersen LLP's engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference in connection with its report to the subject matter of the disagreements.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total return to stockholders against the cumulative total returns of the Standard & Poor's Composite-500 Stock Index, the NAREIT Office REIT Index and the NAREIT Equity REIT Index for the five-year period commencing December 31, 1998 and ending December 31, 2003. The performance shown on the graph is not necessarily indicative of future price performance.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
AmeriVest	$100	$125	$148	$197	$228	$286
S&P 500	100	121	110	97	76	97
NAREIT Office REIT Index	100	104	141	151	141	189
NAREIT Equity REIT Index	100	95	121	137	143	196

(1)
Assumes that the values were $100 on December 31, 1998 and that all dividends were reinvested.

EXECUTIVE COMPENSATION

Summary Compensation

        The following table sets forth in summary form the compensation we paid to the executive officers listed below for the year ended December 31, 2003, who are referred to in this section as the Named Executive Officers. The three primary and on-going components of our executive compensation program are: salary, annual incentives, and long term incentives.

        The annual incentive component of our executive total compensation program, established in May 2003, is in the form of an annual performance bonus. Specifically, we granted an annual performance bonus to each of Messrs. Atkins and Knight of up to $117,000 each, based on our total return performance over the year relative to other office REITs, as determined by NAREIT. At our discretion, bonuses over a certain size may be paid 50% in cash and 50% in restricted stock. In 2003, each of Messrs. Atkins and Knight earned bonuses of $38,000, paid in cash. These bonuses are disclosed in the "Summary Compensation" table below.

        The long-term incentive component of our executive total compensation program, established in May 2003, is in two forms, restricted stock grants and a three-year performance award. At that time, we made a restricted stock grant to each of Messrs. Atkins and Knight, each in the amount of 58,000 shares, to be awarded to each of them ratably over five years commencing January 2004. Each participant also will receive a cash payment equal to the amount of the dividend on the unvested shares. These restricted stock grants are disclosed in the "Summary Compensation" table below. In addition, we introduced a three-year performance award for Messrs. Atkins and Knight of up to $351,000 each, based on our total return performance over the three years ending December 31, 2005 relative to other office REITs, as determined by NAREIT. At our discretion, bonuses over a certain size may be paid 50% in cash and 50% in restricted stock. These long-term incentives are designed to focus the leadership team on driving both growth and continuous operational improvements that are critical to the future sustained success of the business, and are disclosed under "Long Term Incentive Plan Awards" below.

Summary Compensation Table

	Annual Compensation					Long Term Compensation
						Awards			Payouts
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)		Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
William T. Atkins Chairman and Chief Executive Officer	2003 2002	(4)	175,000 78,333	38,000 —	— —	371,200 —	(5)	— —	— —	— —
Charles K. Knight President and Chief Operating Officer	2003 2002	(4)	175,000 126,667	38,000 —	— —	371,200 —	(5)	— —	— —	— —
D. Scott Ikenberry Chief Financial Officer(1)	2003 2002	(4)	150,000 125,000	— —	— —	— —		— —	— —	— —
Kathryn L. Hale Chief Financial Officer and Secretary(2)	2003 2002		13,000 —	— —	— —	— —		— —	— —	— —
John B. Greenman Vice President and Chief Investment Officer	2003 2002	(4)	210,000 25,000	25,000 —	— —	25,000 —		— —	— —	— —
Alexander S. Hewitt Vice President and Secretary(3)	2003 2002	(4)	150,000 25,000	— —	— —	— —		— —	— —	— —

(1)
Mr. Ikenberry retired as CFO effective December 29, 2003. In addition, Mr. Ikenberry entered into a Severance Agreement and Release with us, commencing in 2004, under which he is entitled to compensation and benefits. See "Employment, Termination of Employment and Change-in-Control Arrangements."

(2)
Ms. Hale was appointed CFO and Secretary effective December 29, 2003. Compensation reflects partial year of employment and payment for services rendered in a capacity other than CFO.

(3)
Mr. Hewitt ceased serving as a Vice President and Secretary effective December 29, 2003, and was subsequently appointed to our Board of Directors on March 9, 2004.

(4)
Prior to January 1, 2002, all of our properties were managed under an Advisory Agreement with Sheridan Realty Advisors, LLC, and we did not have any salary obligations or long term compensation arrangements. As a result of our purchase of the administrative and property management and accounting services business of SRA effective January 1, 2002, 25 of SRA's 31 employees, including Messrs. Atkins, Knight and Ikenberry, became our employees and managed our day-to-day operations. Messrs. Atkins, Knight and Ikenberry also remained employees of SRA and their 2002 salary obligations were shared between us and SRA such that we were responsible for paying their cash compensation and SRA was responsible for accruing their deferred compensation as a liability of SRA. Effective November 1, 2002, the Advisory Agreement between SRA and us was terminated and at that time the remaining salary obligations of Messrs. Atkins, Knight and Ikenberry, as well as the salaries of Messrs. Greenman and Hewitt, became our sole responsibility.

(5)
Messrs. Atkins and Knight received a restricted stock grant of 58,000 shares each. The shares were valued at $6.40 per share and vest ratably over the five-year period commencing January 1, 2003.

Option Grants in Last Fiscal Year

        We did not grant any options or stock appreciation rights to our Named Executive Officers during the year ended December 31, 2003.

Aggregated Option Exercises and Year-End Option Value

        The following table provides certain summary information concerning stock option exercises during 2003 by the Named Executive Officers. No unexercised stock options were held by the Named Executive Officers as of December 31, 2003.

Aggregated Option Exercises For Fiscal Year Ended December 31, 2003 And Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
William T. Atkins	12,000	$16,164	—	—	—	—
Charles K. Knight	—	—	—	—	—	—
D. Scott Ikenberry	—	—	—	—	—	—
Kathryn L. Hale	—	—	—	—	—	—
John B. Greenman	—	—	—	—	—	—
Alexander S. Hewitt	—	—	—	—	—	—

Long Term Incentive Plan Awards

        For a description of our long term incentive plan, see "Summary Compensation" above.

	Three-Year Performance Award Program
Name	Performance Period	Total Target Three- Year Award Opportunity	Portion Earned to Date	Payable
William T. Atkins	2003-2005	$351,000	—	December 2005
Charles K. Knight	2003-2005	$351,000	—	December 2005

Employment, Termination of Employment and Change-in-Control Arrangements

        In December 2003, we entered into a Severance Agreement and Release with Mr. Ikenberry, our former CFO. Under the terms of the agreement, Mr. Ikenberry will receive severance payments for twelve months commencing in January 2004, payable monthly, based on his monthly salary at the time he ceased being our CFO. During this severance period, Mr. Ikenberry will also receive, among other things, certain insurance coverages and other benefits, and an office and executive suite services at no charge. In addition, Mr. Ikenberry will cooperate and work with our current CFO to transition responsibility for oversight of all finance and accounting functions. During the severance period, Mr. Ikenberry will not, directly or indirectly, influence or attempt to influence our customers or vendors, or any of our subsidiaries or affiliates, to divert our business to any competitor, and during the severance period, Mr. Ikenberry will not employ, engage or seek to employ or engage, directly or directly, any individual or entity who is or was employed or engaged by us, or any of our affiliates, until the expiration of six months following the termination of such person's or entity's employment or engagement by us, or any of our affiliates.

        Other than our Severance Agreement and Release with Mr. Ikenberry, there are no employment, severance, separation or change-in-control agreements with any Named Executive Officer.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2003. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	Shares of Common Stock to be Issued Upon Exercises of Outstanding Options, Warrants and Rights	Weighted-Average of Exercise Price of Outstanding Options, Warrants and Rights	Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Stockholders	207,753	$5.68	396,000
Equity Compensation Plans not Approved by Stockholders	—	N/A	—

Total	207,753	$5.68	396,000

Stock Option Plans

        Pursuant to our 1995 and 1998 Stock Option Plans (collectively, the 95-98 Option Plans), we may grant options to purchase an aggregate of 330,000 shares of the Company's common stock to key employees, directors, and other persons who have or are contributing to the success of the Company. The options granted pursuant to the 95-98 Option Plans may be incentive options qualifying for beneficial tax treatment for the recipient, non-qualified options or non-qualified, non-discretionary options. Directors who are not employees of the Company (Outside Directors) automatically receive options to purchase 12,000 shares pursuant to the 95-98 Option Plans at the time of their election. None of these options are exercisable at the time of grant. One-third of these options become exercisable on December 30th of each of the first three years immediately following the date of grant. The exercise price for options granted to Outside Directors is the fair market value of the common stock on the date of grant, and all options granted to Outside Directors expire five years from the date of grant. On the date that all of an Outside Director's options become exercisable, options to purchase an additional 12,000 shares, none of which are exercisable at that time, shall be granted to that Outside Director.

        At December 31, 2003, options to purchase an aggregate of 207,753 shares of common stock were outstanding under the option plans. The option committee or the Board may grant additional options to purchase 12,000 shares pursuant to the 95-98 Options Plans.

        All options granted under the 1998 Stock Option Plan will become fully exercisable upon the occurrence of a change in control of AmeriVest upon certain mergers or other reorganizations or asset sales.

        Options granted under the 95-98 Options Plans generally are not transferable during the option holder's lifetime.

2003 Long-Term Incentive Plan

        Our stockholders approved the AmeriVest Properties Inc. 2003 Long-Term Incentive Plan at our 2003 annual meeting. Pursuant to the 2003 Long-Term Incentive Plan, we may grant options, stock appreciation rights, bonus stock, stock units, performance shares, performance units, restricted stock and restricted stock units equivalent to 500,000 shares of common stock (subject to individual limits). The options granted pursuant to the 2003 Long-Term Incentive Plan may be incentive stock options that qualify for beneficial tax treatment to the recipient or non-qualified stock options. It is expected that options and stock appreciation rights will satisfy the requirements for "performance-based compensation" as that term is used in section 162(m) of the Internal Revenue Code of 1986, as amended.

        At December 31, 2003, 384,000 shares of common stock were available under the 2003 Long-Term Incentive Plan.

Sheridan Realty Advisors, LLC's Warrants

        Under the Advisory Agreement that we had entered into with SRA, SRA received compensation designed to provide an incentive for its performance in the form of an advisory fee based on real property acquisitions and warrants to purchase up to 750,000 shares of our common stock at $5.00 per share until January 1, 2005. Issuance of the warrants was approved by the shareholders at the annual meeting on June 6, 2000. According to the Advisory Agreement, 225,000 of these warrants were granted and vested on the approval date. The remaining 525,000 warrants vested in an amount equal to 2.1% of capital deployed for real property acquisitions. In connection with a Severance Protection Agreement dated January 1, 2000 between AmeriVest and James F. Etter, a director and former President and Chief Executive Officer of AmeriVest, 15,000 of these warrants were transferred to Mr. Etter. On March 28, 2003, SRA transferred an additional 25,000 of these warrants in equal amounts of 12,500 warrants to each of Messrs. Ikenberry and Knight in connection with the redemption of their membership interests in SRA as of January 1, 2003. On the same date, SRA exercised 210,000 warrants for 210,000 shares of common stock in exchange for the satisfaction of $1,050,000 in amounts owed to SRA from AmeriVest, which represented unpaid fees and unreimbursed payroll costs. On the same day, an additional 240,000 warrants were transferred to Alexander S. Hewitt, who subsequently exercised the warrants for 240,000 shares of common stock in exchange for $1,200,000 in cash. On June 27, 2003, SRA exercised 8,000 warrants for 8,000 shares of common stock in exchange for $40,000 in cash. On September 26, 2003, SRA exercised 6,000 warrants for 6,000 shares of common stock in exchange for $30,000 in cash. On December 17, 2003, Mr. Knight exercised his 12,500 warrants for 12,500 shares of common stock in exchange for $62,500 in cash. On January 14, 2004, Mr. Etter exercised his 15,000 warrants for 15,000 shares of common stock by "immaculate exercise," resulting in Mr. Etter receiving 4,612 shares of common stock and 10,388 shares of common stock being cancelled. On the same day, the remaining 246,000 warrants owned by SRA were exercised by "immaculate exercise," resulting in SRA receiving 75,640 shares of common stock and 170,360 shares of common stock being cancelled. On March 26, 2004, Mr. Ikenberry exercised 5,000 of his warrants for 5,000 shares of common stock in exchange for $25,000 in cash. Neither Messrs. Etter, Hewitt, Knight, nor SRA currently owns AmeriVest warrants. Mr. Ikenberry may exercise his remaining 7,500 warrants at any time until January 1, 2005.

BENEFICIAL OWNERS OF SECURITIES

        As of April 5, 2004, there were 23,859,639 shares of our common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of our common stock by each director and Named Executive Officer, by all executive officers and directors as a group. No other person is known by us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding
William T. Atkins 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	914,264	(2)	3.8%
Patrice Derrington 45 Rockefeller Plaza, 33rd Floor New York, New York 10111	145,900	(3)	*
James F. Etter 120 Tam-O-Shanter Drive Blythewood, SC 29016	89,612	(4)	*
Harry P. Gelles 1114 State Street, Suite 236 Santa Barbara, California 93101	25,637	(5)	*
John B. Greenman 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	20,632	(6)	*
Kathryn L. Hale 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	—		*
Alexander S. Hewitt 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	1,226,091	(7)	5.1%
Robert W. Holman, Jr. P.O. Box 8 Pebble Beach, California 93921	23,347	(8)	*
D. Scott Ikenberry 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	36,278	(9)	*
Charles K. Knight 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	74,340	(10)	*
John A. Labate 6837 High Drive Morrison, Colorado 80465	38,300	(11)	*
Jerry J. Tepper 7201 North Sheridan Boulevard Arvada, Colorado 80003	478,450	(12)	2.0%
All Officers and Directors as a group (11 persons)	2,398,731	(13)	10.0%

*
Less than one percent.

(1)
"Beneficial ownership" is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly, (1) voting power, which includes the power to vote, or to direct the voting of,

  shares of the common stock of an issuer, or (2) investment power, which includes the power to dispose, or to direct the disposition of, shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)
Includes the following shares which may be deemed to be beneficially owned by Mr. Atkins due to the relationship set forth opposite each entry. Mr. Atkins disclaims beneficial ownership of 72,444 shares.

Number of Shares	Nature of Ownership
51,925	The shares are owned directly by Mr. Atkins.
224,241	The shares are owned by Atkins Family Limited Partnership, in which Mr. Atkins holds a direct interest and is the general partner.
72,444	The shares are owned by Rock River Trust Company, or RRTC, in RRTC's capacity as trustee of various trusts. Mr. Atkins is a director of RRTC but does not vote on any matters concerning RRTC's acquisition, voting or disposition of AmeriVest's securities. The 72,444 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
46,279	The shares are owned by Sheridan Realty Corp., in which Mr. Atkins holds a 50% interest and is a director. The 46,279 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
166,826	The shares are owned by Sheridan Management Corporation, in which Mr. Atkins holds a 50% interest and is a director. The 166,826 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
352,293	The shares are owned by Sheridan Realty Advisors, in which Mr. Atkins holds a 50% interest and is a managing member. The 352,293 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
256	The shares are held by Mr. Atkins' minor children.

Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a "group" under the Securities Exchange Act of 1934.

(3)
Includes 1,400 shares owned directly by Ms. Derrington and 133,500 shares held by Victory Real Estate Fund and 7,000 shares held by Stark County Foundation Real Estate Fund, for both of which Ms. Derrington is the portfolio manager with full discretion, and 4,000 shares underlying currently exercisable options held by Ms. Derrington.

(4)
Includes 21,000 shares owned directly by Mr. Etter, 16,612 shares held in a family limited partnership of which Mr. Etter is the general partner, and 52,000 shares underlying currently exercisable options held by Mr. Etter.

(5)
Includes 7,637 shares owed directly by Mr. Gelles, 16,000 shares underlying currently exercisable options held by Mr. Gelles, and 2,000 shares underlying currently exercisable warrants held by Mr. Gelles.

(6)
Shares owned directly by Mr. Greenman.

(7)
Includes the following shares which may be deemed to be beneficially owned by Mr. Hewitt due to the relationship set forth opposite each entry. Mr. Hewitt disclaims beneficial ownership of 72,444 shares.

Number of Shares	Nature of Ownership
588,249	The shares are owned by the Alexander S. Hewitt Revocable Trust, or the Hewitt Trust, for which Mr. Hewitt is a trustee and beneficiary.
72,444	The shares are owned by Rock River Trust Company, or RRTC, in RRTC's capacity as trustee of various trusts. Mr. Hewitt is a director of RRTC but does not vote on any matters concerning RRTC's acquisition, voting or disposition of AmeriVest's securities. The 72,444 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
46,279	The shares are owned by Sheridan Realty Corp., in which Mr. Hewitt holds a 50% interest and is a director. The 46,279 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
166,826	The shares are owned by Sheridan Management Corporation, in which Mr. Hewitt holds a 50% interest and is a director. The 166,826 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.
352,293	The shares are owned by Sheridan Realty Advisors, in which Mr. Hewitt holds a 50% interest and is a managing member. The 352,293 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a "group" under the Securities Exchange Act of 1934.

(8)
Shares owned directly by Mr. Holman.

(9)
Includes 28,778 shares owned directly by Mr. Ikenberry and 7,500 shares underlying currently exercisable warrants held by Mr. Ikenberry. Mr. Ikenberry is no longer an employee or officer of the Company.

(10)
Includes 73,964 shares owned directly by Mr. Knight and 376 shares held by his minor children.

(11)
Includes 14,300 shares owned directly by Mr. Labate and 24,000 shares underlying currently exercisable options held by Mr. Labate.

(12)
Includes 42,450 shares owned directly by Mr. Tepper, 420,000 shares owned directly by investment companies which are controlled by Mr. Tepper and 16,000 shares underlying currently exercisable options held by Mr. Tepper.

(13)
Certain of these shares are included three times in the table, for Mr. Atkins, for Mr. Hewitt, and for all officers and directors as a group. Does not include Mr. Ikenberry as he is no longer an employee or officer of the Company.

TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES

        This section describes the transactions we have engaged in with our current, past and nominated directors and current and past officers and persons known by us to be the beneficial owners of 5% or more of our common stock during the past year.

Consulting Agreement with Mr. Hewitt

        Mr. Hewitt has entered into a Consulting Agreement with us, effective January 1, 2004, under which he provides us with certain consulting and advisory services in the areas of product development, property design and quality control, as well as maintaining relationships for us with various third parties. In exchange for his services, Mr. Hewitt receives cash compensation of $36,000 annually, payable in monthly installments. In addition, Mr. Hewitt is entitled to certain health insurance benefits and reimbursement of all reasonable out of pocket expenses. The agreement is terminable by either party upon 90 days notice.

Conflicts of Interest Policies

        Our Board of Directors and our officers are subject to certain provisions of Maryland law which are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, the By-Laws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that any sale, lease or joint venture transaction is fair and reasonable and that and any loan or equity investment transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        All future transactions between us and our officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of independent, disinterested directors of AmeriVest. Our Code of Ethics also addresses conflicts of interest. See "Corporate Governance—Conflicts of Interest." We believe that by following these procedures, AmeriVest will be able to mitigate the possible effects of these conflicts of interest.

        Other than as described in this section, there are no material relationships between us and our directors, executive officers or known holders of more than 5% of our common stock.

OTHER BUSINESS

        The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment. See below, "Proposals By Individual Stockholders; Discretionary Authority To Vote Proxies."

PROPOSALS BY INDIVIDUAL STOCKHOLDERS; DISCRETIONARY AUTHORITY TO VOTE PROXIES

        In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of stockholders following the end of our 2004 fiscal year, proposals by individual stockholders must be received by us no later than December     , 2004. Stockholder proposals also must comply with certain SEC rules and regulations.

        Proposals that are not included in our proxy statement will be considered timely and may be presented at next year's annual meeting only if the advance notice provisions of our By-Laws are satisfied. Generally, in order for a stockholder to transact business at our annual meeting, a stockholder's notice of a proposal must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Secretary not less than 53 days nor more than 90 days prior to our annual meeting. If less than 60 days notice of the annual meeting is given to stockholders, written notice of the proposal must be delivered or mailed, in the manner described above, to our Secretary no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. If notice is not provided as described above, the persons named in our proxy for our 2004 annual meeting will be allowed to exercise their discretionary authority to vote on any such proposal without the matter having been discussed in the proxy statement for the 2004 annual meeting. A stockholder must also comply with certain other provisions of our By-Laws. A description of the procedures that must be followed by stockholders submitting proposals to nominate directors is described in greater detail above under "Nomination of Directors." For a copy of our By-Laws, please contact our Secretary at 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222.

AVAILABILITY OF REPORTS ON FORM 10-KSB

        UPON WRITTEN REQUEST, AMERIVEST WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 TO ANY OF AMERIVEST'S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 5, 2004. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE SECRETARY, AMERIVEST PROPERTIES INC., 1780 SOUTH BELLAIRE STREET, SUITE 100, DENVER, COLORADO 80222, (303) 297-1800.

        This notice and proxy statement are sent by order of the Board of Directors.

Dated: April , 2004	Kathryn L. Hale Secretary

* * * * *

Exhibit A

AmeriVest Properties Inc.
Audit Committee Charter
(revised March 9, 2004)

1.     Purpose

  1.1
  The purpose of the Audit Committee ("Audit Committee") of the Board of Directors (the "Board") of AmeriVest Properties Inc. (the "Company") is to:

  1.1.1
  review, evaluate, and discuss the financial statements and other financial information prepared on behalf of the Company;

  1.1.2
  select, retain, and monitor the independence and performance of the Company's outside auditors, including overseeing the audits of the Company's financial statements and approving any non-audit services;

  1.1.3
  assist the Board in fulfilling its oversight responsibilities, primarily though overseeing management's conduct of the Company's accounting and financial reporting process and systems of internal accounting and financial controls;

  1.1.4
  provide an avenue of communication among the outside auditors, management, and the Board;

  1.1.5
  serve as the Qualified Legal Compliance Committee ("QLCC") of the Company;

  1.1.6
  prepare an annual report of the Audit Committee for inclusion in the Company's proxy statement; and

  1.1.7
  perform such other functions as the Board may from time to time assign to the Audit Committee.

2.     Charter

  2.1
  This charter is the written charter of the Audit Committee (the "Charter").

3.     Composition

  3.1
  The Audit Committee will at all times consist of, at a minimum, three (3) directors.

  3.2
  Each of the members of the Audit Committee will meet the independence and qualification requirements as provided in the Company's Corporate Governance Guidelines, in the American Stock Exchange Company Guide, and applicable laws and regulations, including Rule 10A-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

  3.3
  At least one (1) member of the Audit Committee will have accounting or related financial management expertise as required under the American Stock Exchange Company Guide.

  3.4
  At least one (1) member of the Audit Committee should, circumstances permitting, be an "audit committee financial expert" as that term is defined under Item 401(h) of Regulation S-K or Item 401(e) of Regulation S-B, as applicable.

  3.5
  A member of the Audit Committee will not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and the Board discloses this determination in the Company's annual proxy statement.

  3.6
  The Nominating and Governance Committee will recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members will be appointed by the Board and may be removed by the Board at any time.

  3.7
  The Nominating and Governance Committee will recommend to the Board, and the Board will designate, the chair of the Audit Committee (the "Chair").

  3.8
  The Chair will be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over Audit Committee meetings, making Audit Committee assignments, and reporting the Audit Committee's actions to the Board.

4.     Meetings

  4.1
  The Audit Committee will meet not less than on a quarterly basis, and as often as it deems necessary or appropriate, to perform its duties and responsibilities under the Charter, either in person or telephonically.

  4.2
  The Audit Committee may create subcommittees, each of which will report to the Audit Committee.

  4.3
  The Audit Committee will report to the full Board with respect to its meetings, and provide the Board with a copy of the minutes of all Audit Committee meetings.

  4.4
  The majority of the members of the Audit Committee constitute a quorum, and the Audit Committee will act at an in person or telephonic meeting only by majority vote. The Audit Committee may also act by unanimous written consent.

  4.5
  The Audit Committee will meet separately, periodically, in private sessions with management, with internal auditors (or other persons responsible for the internal audit function) and with the outside auditors.

5.     Audit Committee Responsibilities, Duties, and Powers

  5.1
  General.

  5.1.1
  The Audit Committee's principal responsibility is one of oversight.

  5.1.2
  Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted procedures designed to assure compliance with accounting standards and applicable laws accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

  5.1.3
  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

    5.1.4
    The Committee's specific responsibilities, duties, and powers are set forth below:

  5.2
  Financial Statements and Other Financial Information

  5.2.1
  Annual Financial Statements. The Audit Committee will review, evaluate, and discuss with outside auditors and with management the Company's annual audited financial statements and other related information prior to filing or distribution. The review should include discussion of the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the outside auditors' opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application of such accounting principles. The Committee will determine whether to recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K or Form 10-KSB, as appropriate, for filing with the SEC.

  5.2.2
  Interim Financial Statements. The Audit Committee will review and evaluate with outside auditors and with management, and require the outside auditors to review, the Company's interim financial statements and other related information prior to filing or distribution. The review should include discussion of the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee will determine whether to recommend to the Board that the financial statements be included in the Company's annual report on Form 10-Q or Form 10-QSB, as appropriate, for filing with the SEC.

  5.2.3
  Earnings Press Releases and Other Financial Information. The Audit Committee will discuss with management the Company's policies and practices regarding earnings press releases and supplemental information releases, as well as any financial information and earnings guidance, if any, provided by the Company to analysts and rating agencies.

  5.3
  Outside Auditors

  5.3.1
  Engagement and Retention. The Audit Committee will appoint, compensate, oversee, retain, and, if appropriate, replace any outside auditors of the Company engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the issuer. The outside auditors shall report directly to the Audit Committee.

  5.3.2
  Auditor Independence. The Audit Committee will review and discuss with the outside auditors all significant relationships that the auditors and their affiliates have with the Company and its affiliates in order to determine the auditors' independence. The Audit Committee shall: (i) request, receive and review on a periodic basis, a formal written statement from the outside auditors, consistent with the Independent Standards Board, Standard No. 1, delineating all relationships between the outside auditors and the Company and describing all services provided by the outside auditors and the related fees; (ii) discuss with the outside auditors any disclosed relationships or services that may impact the objectivity and independence of the outside auditors; and (iii) recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

    5.3.3
    Pre-Approval of Audit and Non-Audit Services. The Audit Committee will pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all non-audit services performed by the outside auditors, subject to any exceptions to this pre-approval requirement under applicable SEC rules. This pre-approval authority may be delegated to one or more members of the Committee, and any such member or members shall report any decisions made under that delegation to the full Committee at its next scheduled meeting. The Committee shall not approve any non-audit services by outside auditors that are prohibited by SEC rules or AMEX Listing Rules. The Audit Committee may adopt policies and procedures regarding these pre-approval requirements.

    5.3.4
    Report on Auditor's Internal Control Procedures and Peer Review. The Audit Committee will obtain and review a report by the outside auditors' describing: (i) the outside auditors' internal quality control procedures and (ii) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, with respect to one or more outside audits carried out by the outside auditors, and any steps taken to deal with any such issues.

    5.3.5
    Audit Scope, Plan, and Procedures. The Audit Committee will review the outside auditors' audit plan, including discussing scope, staffing, locations, reliance upon management, and internal audit and general audit approach. Receive confirmation from the outside auditors that no limitations have been placed on the scope or nature of their audit scope, plan, or procedures.

    5.3.6
    Relationship Between Auditors and Management During Audit. The Audit Committee will review the results of any material difficulties, differences, or disputes with management encountered during the course of the audit or reviews and responsible for overseeing the resolution of such difficulties, differences, and disputes.

    5.3.7
    Significant Findings and Management Responses. The Audit Committee will review significant findings prepared by the outside auditors and the Company's accounting department together with management's responses to such findings.

    5.3.8
    Critical Accounting Policies. The Audit Committee will review and discuss all critical accounting policies identified to the Committee by the outside auditors.

    5.3.9
    Alternative Treatments. The Audit Committee will review the alternative treatments of financial information under generally accepted accounting principles discussed by the outside auditors with management, the ramifications of each treatment, and the method preferred by the Company's outside auditors.

    5.3.10
    Judgments About Accounting Principles. The Audit Committee will consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    5.3.11
    SAS 61 Communications. The Audit Committee will discuss certain matters required the outside auditor's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters that required to be communicated to audit committees in accordance with AICPA SAS 61, including any difficulties the outside auditor encountered in the course of the audit work, any restrictions on the scope of the outside auditor's activities or on access to requested information and any significant disagreements with management.

    5.3.12
    Section 10A Assurances. The Audit Committee will obtain from the outside auditors assurance that they have complied with Section 10A of the Securities Exchange Act of 1934, as amended, and the rules promulgated under that statute.

    5.3.13
    Audit Partner Rotation. The Audit Committee will require the rotation of the outside auditors' lead audit partner and concurring partner no less than every five (5) years or more frequently if required, and other "audit partners" as may be required by SEC rules, the Public Company Accounting Oversight Board or the AMEX Listing Rules.

    5.3.14
    Hiring Former Employees of Auditor. The Audit Committee may adopt policies and procedures regarding the hiring of employees or former employees of the Company's independent auditing firm.

  5.4
  Internal Controls and Procedures

  5.4.1
  Integrity of Financial Controls. The Audit Committee, in consultation with the management, the outside auditors, and the Chief Financial Officer, will consider the integrity of the Company's financial reporting internal controls and procedures, including, but not limited to, any controls or procedures arising in connection with Section 404 of the Sarbanes-Oxley Act of 2002.

  5.4.2
  Risk Assessment and Management. The Audit Committee will discuss significant financial risk exposures (whether financial, operating, or otherwise) and the guidelines and policies that management has implemented to monitor, control, and report such exposures.

  5.5
  Accounting Department

  5.5.1
  Budget and Related Items. The Audit Committee will review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Company's accounting department, as needed.

  5.5.2
  Appointment of CFO. The Audit Committee will review the appointment and performance of the Chief Financial Officer, and review financial and accounting personnel succession planning with the Company.

  5.5.3
  Significant Findings. The Audit Committee will review significant findings prepared by the Company's accounting department together with management's response and follow-up to these findings.

  5.6
  Qualified Legal Compliance Committee

  5.6.1
  Authority. The Audit Committee will be the qualified legal compliance committee of the Company ("QLCC"), and will be responsible for the confidential receipt, retention, and consideration of reports by attorneys employed or retained by the Company or its subsidiaries ("Attorney Reports") of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law

      (each, a "Material Violation"), all in accordance with the applicable standards of professional conduct for attorneys established by the SEC.

    5.6.2
    Duties and Responsibilities. In its capacity as QLCC, the Audit Committee will:

    5.6.2.1
    Inform the Company's Chief Legal Officer, if any, and the Chief Executive Officer of any report of evidence of a Material Violation contained in an Attorney Report, unless the QLCC decides that reporting the evidence to one or both such officers would be, under the circumstances, futile.

    5.6.2.2
    Decide if an investigation is necessary to determine whether the Material Violation specified in the Attorney Report has occurred, is occurring, or is about to occur. If such an investigation is undertaken, the QLCC will: (i) notify the full Board of Directors; (ii) initiate the investigation, which may be undertaken either by the Company's Chief Legal Officer, if any, or outside counsel; and (ii) retain such additional expert personnel as the QLCC deems necessary.

    5.6.2.3
    Recommend, at the conclusion of any such investigation, that the Company implement an appropriate response to evidence of a Material Violation, which may include, but is not limited to, (i) finding that no Material Violation has occurred, is ongoing, or is about to occur; (ii) adopting of appropriate remedial measures, including appropriate steps or sanctions to stop any Material Violation that is ongoing, to prevent any Material Violation that has yet to occur, and to remedy or otherwise appropriately address any Material Violation that has already occurred and to minimize the likelihood of its recurrence; or (iii) retaining or directing an attorney to review the reported evidence of a Material Violation and either (A) the Company substantially implements any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence, or (B) the attorney advises the Company that such attorney may, consistent with his or her professional obligations, assert a colorable defense on behalf of the Company or its officers, directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence of a Material Violation.

    5.6.2.4
    Inform, at the conclusion of any such investigation, the Company's Chief Legal Officer, if any, the Chief Executive Officer, and the Board of the results of the investigation and the QLCC's recommendation concerning appropriate remedial measures, if any, to be adopted by the Company.

    5.6.2.5
    Take all other appropriate action, including potentially notifying the SEC, if the Company fails in any material respect to implement any of the remedial measures recommended by the QLCC.

    5.6.3
    Written Procedures For Attorney Reports. In its capacity as QLCC, the Audit Committee will adopt written procedures for the confidential receipt, retention, and consideration of Attorney Reports.

  5.7
  Other Audit Committee Responsibilities, Duties, and Powers

  5.7.1
  Annual Report. The Audit Committee will prepare an annual report of the Audit Committee for inclusion in the Company's annual proxy statement.

  5.7.2
  Receipt of Complaints and Concerns Regarding Accounting and Audit Matters. The Audit Committee will establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    5.7.3
    General Investigative Powers. The Audit Committee may investigate any matter brought to the Committee's attention related to financial, accounting or audit matters, or any other matter that the Committee deems appropriate in fulfilling its responsibilities under the Charter.

6.     Miscellaneous

  6.1
  The Audit Committee will be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents. The Audit Committee will also have the authority to engage and obtain advice and assistance from internal or external legal, accounting or other advisors, as it deems necessary or appropriate. The Audit Committee will have the sole authority to retain and terminate any advisor used to assist the Audit Committee on matters within its sphere of responsibility, including the sole authority to approve fees and other retention terms.

  6.2
  At least annually, the Audit Committee will review and assess the adequacy of the Charter and recommend any proposed changes to the Nominating and Governance Committee.

  6.3
  At least annually, the Audit Committee will evaluate its own performance and report to the Board on such evaluation.

Exhibit B

ARTICLES OF AMENDMENT TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
AMERIVEST PROPERTIES INC.

        AmeriVest Properties Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

        1.     The Corporation desires to and does amend its charter as currently in effect and as hereinafter provided.

        2.     Article ELEVENTH, Section 2 is hereby amended by deleting the following text from the beginning of such section:

      "The directors shall be divided as evenly as possible into three classes, designated Class 1, Class 2, and Class 3. If the number of directors is not evenly divisible by three, the remainder positions shall be allocated first to Class 1 and then to Class 2. At the first election of directors by stockholders following the enactment of this ARTICLE ELEVENTH, Section 2, Class 2 directors shall be elected for a term expiring at the next subsequent annual meeting of stockholders, Class 3 directors for a term expiring at the second subsequent annual meeting of stockholders, and Class 1 directors for a term expiring at the third subsequent annual meeting of stockholders. At each succeeding annual meeting of stockholders, successors to directors whose terms expired at that annual meeting shall be of the same class as the directors they succeed and shall be elected for three-year terms"

        3.     The foregoing amendment has been duly advised by the Corporation's Board of Directors and approved by the Corporation's stockholders in accordance with the applicable provisions of law.

        4.     The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf as of June     , 2004, by its undersigned President and attested to by its Secretary.

AMERIVEST PROPERTIES INC.
/s/ CHARLES K. KNIGHT Name: Charles K. Knight President
/s/ KATHRYN L. HALE Name: Kathryn L. Hale Secretary

Exhibit C

AmeriVest Properties Inc.
Audit Committee Policy
Preapproval of Independent Auditing Firm's Audit and Non-Audit Services
(Adopted March 9, 2004)

1.     Purpose

  1.1
  Under the Sarbanes-Oxley Act of 2002 (the "Act"), and the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee of AmeriVest Properties Inc. (the "Company") is responsible for the appointment, compensation, and oversight of the work of the independent auditor.

  1.2
  The purpose of the provisions of the Act and the SEC rules for the Audit Committee role in retaining the independent auditor is twofold. First, the authority and responsibility for the appointment, compensation and oversight of the auditor should be with directors who are independent of management. Second, any non-audit work performed by the auditor should be reviewed and approved by these independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor.

  1.3
  To implement the provisions of the Act, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the Audit Committee's administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent auditor in order to assure that they do not impair the auditor's independence.

  1.4
  Accordingly, the Audit Committee is adopting this policy regarding Preapproval of Independent Auditor Service (the "Policy"), which specifies the procedures and the conditions pursuant to which services to be performed by the independent auditor are to be pre-approved.

2.     Policy

  2.1
  Prohibited Services

  2.1.1
  The Audit Committee will not approve nor will the Company's independent auditor perform for the Company any services that constitute Prohibited Activities as defined by the Act or by regulations promulgated by the SEC. These prohibited activities include:

  2.1.1.1
  bookkeeping or other services related to the accounting records or financial statements of the audit client;

  2.1.1.2
  financial information systems design and implementation;

  2.1.1.3
  appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

  2.1.1.4
  actuarial services;

  2.1.1.5
  internal audit outsourcing services;

  2.1.1.6
  management functions or human resources;

  2.1.1.7
  broker or dealer, investment adviser, or investment banking services;

      2.1.1.8
      legal services and expert services unrelated to the audit; and

      2.1.1.9
      any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

  2.2
  Non-Prohibited Services

  2.2.1
  The SEC's rules establish two different approaches to pre-approving non-prohibited services.

  2.2.2
  Proposed non-prohibited services may be pre-approved either by the Audit Committee agreeing to a general framework with descriptions of allowable services ("general pre-approval") or by the Audit Committee pre-approving specific services ("specific pre-approval").

  2.2.3
  The Company's Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure to pre-approve services that may be performed by the independent auditor.

  2.2.4
  As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor.

3.     Services Subject to General Pre-approval

  3.1
  Audit Services

  3.1.1
  The annual audit services engagement scope and terms will be subject to the general pre-approval of the Audit Committee.

  3.1.2
  Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company's consolidated financial statements.

  3.1.3
  Audit services also include the attestation engagement for the independent auditor's report on management's assertion on internal controls for financial reporting.

  3.1.4
  The Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope, Company structure or other items.

  3.1.5
  The Audit Committee will request that the audit engagement letter with the independent auditor be addressed to the Chairman of the Audit Committee and that the Chairman of the Audit Committee execute the engagement letter on behalf of the Company.

  3.2
  Audit-Related Services

  3.2.1
  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements (e.g., research and consultation regarding accounting and financial reporting transactions).

  3.2.2
  Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence, the Audit Committee will grant general pre-approval to audit-related services.

4.     Services Subject to Specific Pre-approval

  4.1
  Tax Planning Services

  4.1.1
  The Audit Committee believes that there exists the potential for impairment of auditor independence or for an overlap with prohibited services for certain tax planning services. Accordingly, specific pre-approval will be required for these services in order for the Audit Committee to have an opportunity to review the scope of work to be provided by the auditor in connection with these services.

  4.2
  All Other Services

  4.2.1
  All other services not described in Section 3. above, are subject to specific pre-approval and engagement by the Audit Committee.

5.     Procedures

  5.1
  The procedures the Audit Committee will employ in implementing this policy are as follows:

  5.1.1
  In advance of the February Audit Committee meeting each year, the Chief Financial Officer and the independent auditor shall jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to general pre-approval.

  5.1.2
  The Audit Committee will review and approve the types of services and review the projected fees for the next fiscal year at its regularly scheduled February Audit Committee meeting. The fee amounts on the schedule will be updated as necessary at any subsequent Audit Committee meetings. Additional pre-approval will be required if actual fees for a service are expected to exceed 10% of the originally pre-approved amount. This additional pre-approval should be obtained in the same manner as a specific pre-approval described below.

  5.1.3
  If, subsequent to the general pre-approval of scheduled services by the Audit Committee, the Company would like to engage the independent auditor to perform a service not included on the general pre-approval schedule, a request should be submitted to the Chief Financial Officer. If they determine that the service can be performed without impairing the independence of the auditor, then a discussion and approval of the service will be included on the agenda for the next regularly scheduled Audit Committee meeting. If the timing for the service needs to commence before the next Audit Committee meeting, the chairman of the Audit Committee, or any other member of the Audit Committee designated by the Audit Committee, can provide specific pre-approval.

  5.1.4
  Approval by the Audit Committee for the auditor to perform any non-audit service does not require that management engage the Company's independent auditor to perform those services. Company's management may engage other third parties to perform non-audit services for which the Audit Committee has given pre-approval to be performed by the independent auditor.

  5.1.5
  Once the Audit Committee has given pre-approval for services to be performed by the independent auditor, the appropriate Company management may engage the auditor and execute any necessary document for the performance of non-audit services within the scope of the pre-approval.

6.     Delegation

  6.1
  As provided in the Act and the SEC's rules, the Audit Committee may delegate either type of pre-approval authority to its Chair or any other Audit Committee member or members.

  6.2
  The member to whom such authority is delegated should report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting.

  6.3
  The Audit Committee will not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the independent auditor.

PROXY	PROXY

For the Annual Meeting of Stockholders of

AMERIVEST PROPERTIES INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned stockholder of AmeriVest Properties Inc. (the Corporation) hereby appoints William T. Atkins and Charles K. Knight, or either of them, as proxies or                         (stockholders may strike the person(s) designated by the management of the Corporation and insert the name and address of the person(s) to vote the proxy and mail the proxy to the named proxy holder(s)) with full power of substitution to vote or otherwise represent all the shares of the undersigned with all of the powers which the undersigned would possess if personally present and voting such shares at the annual meeting of stockholders of the Corporation, to be held at Centerra Building Conference Center, 1873 South Bellaire Street, Suite 570, Denver, Colorado 80222 on June 2, 2004 at 10:00 a.m. (Denver time), or any adjournments thereof, on the following matters. The undersigned hereby revokes any proxy previously given with respect to such shares.

  1.
  Election of the following directors to hold office until the annual meeting of stockholders to be held in the year 2007 and thereafter (if Proposal No. 2 is approved by the stockholders of the Corporation, the term of the directors will expire at the Corporation's 2005 annual meeting of stockholders) until their successors are duly elected and have qualified:

FOR Alexander S. Hewitt, Class 2 director	☐	WITHHOLD AUTHORITY, Alexander S. Hewitt, Class 2 director	☐
FOR Charles K. Knight, Class 2 director	☐	WITHHOLD AUTHORITY, Charles K. Knight, Class 2 director	☐
FOR Jerry J. Tepper, Class 2 director	☐	WITHHOLD AUTHORITY, Jerry J. Tepper, Class 2 director	☐
  2.
  To approve the Articles of Amendment to our Articles of Amendment and Restatement of the AmeriVest Properties Inc. Articles of Incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐
  3.
  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1 and 2 and, in the discretion of the proxy holders, on any other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. This proxy is solicited on behalf of the Board of Directors of AmeriVest Properties Inc.

(Continued and to be signed on the reverse side)

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

Dated:
Signature:
Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 2, 2004
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS to be held June 2, 2004
PROPOSAL NO. 1—ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 2—DIRECTORS' PROPOSAL TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
Aggregated Option Exercises For Fiscal Year Ended December 31, 2003 And Year-End Option Values
BENEFICIAL OWNERS OF SECURITIES
TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES
OTHER BUSINESS
PROPOSALS BY INDIVIDUAL STOCKHOLDERS; DISCRETIONARY AUTHORITY TO VOTE PROXIES
AVAILABILITY OF REPORTS ON FORM 10-KSB
  Exhibit A
AmeriVest Properties Inc. Audit Committee Charter (revised March 9, 2004)
  Exhibit B
ARTICLES OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION AMERIVEST PROPERTIES INC.
  Exhibit C
AmeriVest Properties Inc. Audit Committee Policy Preapproval of Independent Auditing Firm's Audit and Non-Audit Services (Adopted March 9, 2004)